Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors of MedQuist Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-86443, No. 333-75005, No. 333-77159, No. 333-69687, No. 333-58113 and No. 333-03974) on Form S-3, (No. 333-51508, No. 333-09541, No. 333-09543, No. 333-66447, No. 333-85743, No. 333-49776, No. 333-65966, No. 333-108700 and No. 333-146516) on Form S-8 and (No. 333-57265 and No. 333-66447) on Form S-4 of MedQuist Inc. of our reports dated March 16, 2011, with respect to the consolidated balance sheets of MedQuist Inc. and subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of operations, shareholders’ deficit (equity) and other comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of MedQuist Inc.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 16, 2011